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                                  Application
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APPLICATION FOR VARIABLE ANNUITY POLICY           United Investors Life Ins. Co.
(Please Print or Type)                            P.O. Box 10287
                                                  Birmingham, AL 35202-0287

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1. POLICY
   OWNER:           _____________________________________                  _______________________________
                    Name  (First) (Middle) (Last)                          Social Security No.
Maximum
                    ____________________________        ____________________
Issue Age:          DOB      (Mo./Day/Yr.)              Age (Last Birthday)               Sex: ( ) M   ( ) F
  90                ____________________________________________             ____________________________
                    Street  Address                                          (Area Code) Telephone Number

                    ____________________________________________
                    City              State          Zip

2.  POLICY          ________________________________________                 ___________________________________
    OWNER:          Name (First) (Middle) (Last)                              Social Security No. or Taxpayer ID
  Complete, if
  other than        ____________________________        ___________________
  Annuitant in      DOB         (Mo./Day/Yr.)           Age (Last Birthday)               Sex: ( ) M   ( ) F
  Section1.
  Maximum           ____________________________________________       ____________________________
  Issue Age:        Street  Address                                    (Area Code) Telephone Number
    90              ______________________________________________
                    City              State          Zip

3.  JOINT
    OWNER:          ___________________________________________        _____________________________________
   (If Any)                 Name (First) (Middle) (Last)                Social Security No. or Taxpayer ID
   Maximum
  Issue Age:        ____________________________        ___________________
     90             DOB         (Mo./Day/Yr.)           Age  (Last Birthday)              Sex: ( ) M  ( ) F

                    ____________________________________________          ____________________________
                    Street  Address                                       (Area Code) Telephone Number
                    ____________________________________________
                    City              State          Zip
                    ____________________________________________
                    Relationship to Owner

4.  BENEFICIARY:

    Primary:        _________________________________________          __________________________________
                    Name (First) (Middle) (Last)                       Social Security No. or Taxpayer ID

                    ____________________________          _______________________________________________
                    DOB         (Mo./Day/Yr.)                          Relationship to Owner

    Contingent:     ____________________________________________       __________________________________
                    Name (First) (Middle) (Last)                       Social Security No. or Taxpayer ID

                    ____________________________          _______________________________________________
                    DOB         (Mo./Day/Yr.)                          Relationship to Owner

5.  TYPE OF PLAN:
    ( ) Non-Qualified:
           ( ) Initial Purchase Payment:  $__________(Min. $2,000 or $100 Mo. Bank Draft)
           ( ) Monthly Bank Draft Purchase Payments: $__________ (Min. $100 Mo./Complete Form U-412-1)
    ( ) Qualified:  (Check appropriate box below)
        Tax Year for which Contribution is Being Made____________
        ( ) IRA ( ) IRA Rollover ( )IRA Transfer ( ) TSA ( ) TSA Transfer
        ( ) Simplified Employee Pension (Where UIL does not act as custodian.) ( ) Other: _________
              ( ) Initial Purchase Payment: $__________  (Minimum $1,200 or $100 Mo. Bank Draft or Group Billing)
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        ( ) Monthly Bank Draft Purchase Payments: $__________ (Min. $100
            Mo./Complete Form U-412-1)
        ( ) Monthly Group Billing Purchase Payments: $__________ (Min. $100
            Mo./Complete Form U-423)
6.  Amount Paid with Application:   $____________________
7.  Annuity Benefit Date:  ______________________________  Age____________
    (The first of the month after the Annuitant's Age 90, or 10 years from the
    Policy Date, if later, will be used unless otherwise indicated here.)

Form U-1528, Ed. 10-99                            Page 1

8.  Form of Annuity Payments: _________________________________________________
    (Life Annuity with 120 monthly payments guaranteed unless otherwise indicated here.)
9.  Replacement:
    a. Is policy applied for intended to replace or change existing insurance or annuities in force? ( ) Yes ( ) No
       (If "Yes", give name of company(s) and policy number(s) below and enclose any required replacement form:)
            Company(s)                            Policy Number(s)
       _____________________                  _________________________________
       _____________________                  _________________________________
    b. Is this a 1035 exchange? ( ) Yes ( ) No    (If "Yes," attach Form U-622)

10. Purchase Payment Allocation: (Whole percentages only)
       Asset Strategy  __________%           Income                __________%
       Balanced        __________%           International         __________%
       Bond            __________%           Limited-Term Bond     __________%
       Fixed Account   __________%           Money Market          __________%
       Growth          __________%           Science & Technology  __________%
       High Income     __________%           Small Cap             __________%

                                                 Total                    100%

11. ( ) Telephone Transfer Authorization: (If selected, Owner must initial agreement below.)

    I agree to hold United Investors Life harmless from all claims when action is taken pursuant to a telephone transfer request based on the Owner's name and Policy number. _____________ (Owner's Initials)

12. ( ) Dollar Cost Averaging: Automatic transfer of a pre-selected amount from the Fixed Account and/or the Money Market Investment Division to any of the other Investment Divisions.

       Select Transfer Frequency: ( ) Monthly ( ) Quarterly ( ) Semi-Annual
       ( ) Annual
       Enter day of the month transfers are to be made:----------(1st - 28/th/). If the day selected does not fall on a Valuation Date, transfers will be made on the next following Valuation Date. Transfers will be made at unit values determined on the date of each transfer.

       Select Transfer Method: (select one)
       ( ) Dollar Amount: (Total Amount Minimum $100)
               ( ) Fixed Account $_------- + ( ) Money Market $ -------- = Total Amount $ -----------------

       ( ) Percentage Transfer:-------------% (Whole percentages only)
               Note: If both accounts are selected, the percentage you specify will be transferred from each account.
               ( ) Fixed Account    and/or    ( ) Money Market

       ( ) Reduce Account to Zero over Specified Period: Beginning Date: ------- Ending Date:--------
               ( ) Fixed Account    and/or    ( ) Money Market

       Transfer Amounts To: (If Dollar Amount is selected above, please enter dollar amounts below with a $25 minimum for each Investment Division selected. If Percentage Transfer or Reduce Amount to Zero over Specified period is selected, please enter percentage amounts below. (Percentage amounts must be entered in whole percentages only and must total 100%.)

                    Asset Strategy ___________        Income            _______
                    Balanced       ___________        International     _______
                    Bond           ___________        Limited-Term Bond _______
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          Growth _____________                 Science & Technology ____________

          High Income ____________             Small Cap _____________


13. ( ) Automatic Asset Rebalancing: Automatic rebalancing of the accounts in your Policy according to your current Purchase Payment Allocation instructions. If you have selected the Fixed Account and/or Money Market for Dollar Cost Averaging above, you may not include that account in your Automatic Asset Rebalancing program.

        Select Rebalancing Frequency:   ( ) Quarterly ( ) Semi-Annual ( ) Annual
        Select Day of Rebalancing:    ____________(1/st/- 28/th/)

    Form U-1528, Ed. 10-99                    Page 2

    14. ( ) Interest Sweep: Automatic transfer of interest from the Fixed Account to any of the other Investment Divisions.

        Select Frequency of Transfer:   ( ) Monthly ( ) Quarterly ( ) Semi-
        Annual ( ) Annual

        Transfer To: (Whole percentages only)
         Asset Strategy __________%         International        __________%
         Balanced       __________%         Limited-Term Bond    __________%
         Bond           __________%         Money Market         __________%
         Growth         __________%         Science & Technology __________%
         High Income    __________%         Small Cap            __________%
         Income         __________%
                                            Total                       100%

15. Suitability:                                            Owner's Initials
    Is the premium shown less than 20% of your net worth?    ( ) Yes ( ) No ____
    (If "No," attach Suitability Statement signed by Agent.) ( ) Yes ( ) No ____ I have received a current prospectus for the variable annuity and any funds selected.

To the best of my knowledge and belief, my answers to the questions on this Application are correct and true. I agree that this Application shall be a part of any annuity contract issued to me. I also understand that the Company reserves the right to reject any Application or Purchase Payment. If this Application is declined, there shall be no liability on the part of the Company and any Purchase Payments submitted shall be returned.

I UNDERSTAND THAT THE ANNUITY PAYMENTS AND POLICY VALUE WILL INCREASE OR DECREASE DEPENDING ON THE INVESTMENT PERFORMANCE OF THE INVESTMENT DIVISIONS SELECTED.

Signed At _______
       ______________________________________    Date _______________________
            City                State                    (Mo. / Day / Year)

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_________________________________           _____________________________________________________
Signature of Owner                          Signature of Proposed Annuitant (If Other than Owner)

_________________________________
Signature of Joint Owner (If Any)
        ( ) Check Here to Receive a Statement of Additional Information
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Confidential Owner's Information:
1. Age: ________________
2. Occupation: ___________________________________________________
3. Name of Employer: _____________________________________________
4. Employer's Address: ___________________________________________
5. Gross Family Income:   $_____________
6. Taxable Income:      $_______________
7. Savings/Liquid Assets: $_______________________________________
8. Other Assets (excluding home furnishings, car): $ _____________
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9.  Net Worth (Assets minus Liabilities): $______________________
10. Number of Dependents: ___________
11. Are you associated with any member of the National Association of Securities Dealers (NASD)? ( ) Yes ( ) No
12. Investment Objectives (Mark all that apply): ( ) Retirement Savings
     ( ) Reserves ( ) Children's College ( ) Income ( ) Other Needs/Goals (Specify in Special Remarks)
Special Remarks/Consideration:__________________________________________________
     ___________________________________________________________________________

Form U-1528, Ed. 10-99                       Page 3

Agent's Report
Is the proposed Owner/Annuitant a member of your immediate family? ( )Yes ( ) No Do you know or have reason to believe that replacement of any existing insurance or annuities is/may be involved? ( )Yes ( ) No

______________________________    _________  ___________   _______    __________
Agent's Name (Please Print)       Agent No.  Reg/Div No.     Date     Phone No.
______________________________                     _____________________________
Signature of Agent                                 Signature of Division Manager

Form U-1528, Ed. 10-99          Page 4

________________________________________________________________________________
                           PURCHASE PAYMENT RECEIPT
THE COMPANY DOES NOT INCUR LIABILITY UNDER THIS APPLICATION, OTHER THAN THE RETURN OF ANY PURCHASE PAYMENTS RECEIVED, UNTIL THE POLICY DATE. ALL CHECKS MUST BE MADE PAYABLE TO THE COMPANY. DO NOT MAKE CHECK PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK.

______________________    $___________________   _______________________________
Date                       Amount Paid           Agent's Signature